Exhibit 99.1

ARYA Sciences Acquisition Corp.

c/o Perceptive Advisors

51 Astor Place, 10th Floor

New York, New York 10003

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF ARYA SCIENCES ACQUISITION CORP.

YOUR VOTE IS IMPORTANT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE [●], 2020.

P R O X Y C A R D

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated June [    ], 2020 in connection with the Annual General Meeting of Shareholders (the “General Meeting”) to be held at [    ] a.m. New York City Time on June [    ], 2020, at [            ], and hereby appoints Adam Stone and Michael Altman, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all ordinary shares of ARYA Sciences Acquisition Corp. (“ARYA”) registered in the name provided, which the undersigned is entitled to vote at the General Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the accompanying Proxy Statement/Prospectus.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 AND PROPOSAL 2.

(Continued and to be marked, dated and signed on the reverse side)

	Please mark vote as indicated in this example		☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS.
Proposal No. 1—The Business Combination Proposal — to resolve as a special resolution (i) that the Business Combination Agreement, dated as of March 17, 2020 (as it may be amended from time to time, the “Business Combination Agreement,” a copy of which is attached to the accompanying proxy statement/prospectus as Annex A), by and among ARYA, Immatics Biotechnologies GmbH, a German limited liability company (“Immatics”), Immatics B.V., a Dutch private limited liability company (“TopCo”), Immatics Merger Sub 1, a Cayman Islands exempted company (“ARYA Merger Sub”), and Immatics Merger Sub 2, a Cayman Islands exempted company (“IB Merger Sub”), pursuant to which several transactions will occur, and in connection therewith, TopCo will be the ultimate parent company of Immatics and ARYA (the “Business Combination”), and ARYA’s entry into the Business Combination Agreement and transactions contemplated thereby be confirmed, ratified and approved in all respects; (ii) that: (a) ARYA be authorised to merge with ARYA Merger Sub so that ARYA be the surviving company and all the undertaking, property and liabilities of ARYA Merger Sub vest in ARYA by virtue of such merger pursuant to the Companies Law (2020 Revision) of the Cayman Islands; (b) the plan of merger in the form tabled to the General Meeting (a draft of which is attached to the accompanying proxy statement/prospectus as Annex B, the “Plan of First Merger”) be authorised, approved and confirmed in all respects; and (c) ARYA be authorised to enter into the Plan of First Merger and (iii) that: (a) ARYA be authorised to merge with and into IB Merger Sub so that IB Merger Sub be the surviving company and all the undertaking, property and liabilities of ARYA vest in IB Merger Sub by virtue of such merger pursuant to the Companies Law (2020 Revision) of the Cayman Islands; (b) the plan of merger in the form tabled to the General Meeting (a draft of which is attached to the accompanying proxy statement/prospectus as Annex C, the “Plan of Second Merger,”) be authorised, approved and confirmed in all respects; and (c) ARYA be authorised to enter into the Plan of Second Merger; (this proposal is referred to herein as the “Business Combination Proposal” or “Proposal No. 1”);	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 2—The Adjournment Proposal— to resolve as an ordinary resolution, to adjourn the General Meeting to a later date or dates (A) to the extent necessary to ensure that any required supplement or amendment to the accompanying proxy statement/prospectus is provided to ARYA shareholders or, if as of the time for which the General Meeting is scheduled, there are insufficient ARYA Ordinary Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct business at the General Meeting, (B) in order to solicit additional proxies from ARYA shareholders in favor of the Business Combination Proposal, or (C) if ARYA shareholders redeem an amount of Class A Shares such that the condition to each party’s obligation to consummate the Business Combination that the amount of cash in the Trust Account (net of the aggregate amount of cash required to satisfy any exercise by ARYA shareholders of their right to have ARYA redeem their Class A Shares in connection with the Business Combination) together with the proceeds from the PIPE Financing (net of any unpaid ARYA Expenses as defined in the Business Combination Agreement) is not at least $150,000,000 (this proposal is referred to herein as the “Adjournment Proposal” or “Proposal No 2”).	FOR ☐	AGAINST ☐	ABSTAIN ☐

Dated: , 2020

(Signature)

(Signature if held Jointly)

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL SET FORTH IN PROPOSAL 1 AND PROPOSAL 2 AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.